UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                     January 15, 2008

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.
On January 15, 2008, Merrill Lynch & Co., Inc. (“Merrill Lynch) announced that it had reached separate agreements with each of Korean Investment Corporation, Kuwait Investment Authority, Mizuho Corporate Bank, TPG-Axon Capital, The New Jersey Division of Investment, The Olayan Group and T. Rowe Price Associates Inc., acting on behalf of various clients, to sell an aggregate of 66,000 shares of newly issued 9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock, Series 1, par value $1.00 per share and liquidation preference $100,000 per share (the “Mandatory Convertible Preferred Stock”), at a price of $100,000 per share, for an aggregate purchase price of approximately $6.6 billion. The shares were issued in separate private placements to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, with each purchaser receiving customary registration rights for their respective shares.
All the above-mentioned investors will be passive investors in Merrill Lynch and none of the investors will have any rights of control or role in the governance of Merrill Lynch. Merrill Lynch intends to use the proceeds from the offering for general corporate purposes.
A copy of the press release announcing these investments, including a term sheet describing key terms of the investors’ respective investments, is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.
Item 3.03. Material Modification to Rights of Security Holders.
Upon issuance of the Mandatory Convertible Preferred Stock defined and referenced in Item 3.02 above, and as more fully described in the Certificate of Designations relating to the Mandatory Convertible Preferred Stock, the ability of Merrill Lynch to pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on its common stock and on other preferred stock ranking junior to, or on a parity with, the Mandatory Convertible Preferred Stock, will be subject to certain restrictions in the event that it does not declare dividends on the Mandatory Convertible Preferred Stock during any dividend period.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 15, 2008, Merrill Lynch filed a Certificate of Designations to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, setting forth the terms of the Mandatory Convertible Preferred Stock.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
An Exhibit Index has been filed as part of this report and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC. (Registrant)

By:	/s/ Richard B. Alsop
Richard B. Alsop
Vice President and Assistant Secretary
Date: January 16, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Restated Certificate of Incorporation of Merrill Lynch, effective as of May 3, 2001 (Exhibit 3.1 is incorporated by reference to Merrill Lynch’s Current Report on Form 8-K dated November 14, 2005).

3.2 & 4.1	Certificate of Designations of Merrill Lynch establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to Merrill Lynch’s Floating Rate Non-Cumulative Preferred Stock, Series 1 (Exhibits 3.2 and 4.1 are incorporated by reference to Registrant’s Current Report on Form 8-K dated November 14, 2005).

3.3 & 4.2	Certificate of Designations of Merrill Lynch establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to Merrill Lynch’s Floating Rate Non-Cumulative Preferred Stock, Series 2 (Exhibits 3.3 and 4.2 are incorporated by reference to Registrant’s Current Report on Form 8-K dated November 14, 2005).

3.4 & 4.3	Certificate of Designations of Merrill Lynch establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to Merrill Lynch’s 6.375% Non-Cumulative Preferred Stock, Series 3 (Exhibits 3.4 and 4.3 are incorporated by reference to Registrant’s Current Report on Form 8-K dated November 14, 2005).

3.5 & 4.4	Certificate of Designations of Merrill Lynch establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to Merrill Lynch’s Floating Rate Non-Cumulative Preferred Stock, Series 4 (Exhibits 3.5 and 4.4 are incorporated by reference to Registrant’s Current Report on Form 8-K dated November 14, 2005).

3.6 & 4.5	Certificate of Designations of Merrill Lynch establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to Merrill Lynch’s Floating Rate Non-Cumulative Preferred Stock, Series 5 (Exhibits 3.6 and 4.5 are incorporated by reference to Registrant’s Current Report on Form 8-K dated March 20, 2007).

3.7 & 4.6	Certificate of Designations of Merrill Lynch establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to Merrill Lynch’s 6.70% Non-Cumulative Perpetual Preferred Stock, Series 6 (Exhibits 3.7 and 4.6 are incorporated by reference to Registrant’s Current Report on Form 8-K dated September 24, 2007).

3.8 & 4.7	Certificate of Designations of Merrill Lynch establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to Merrill Lynch’s 6.25% Non-Cumulative Perpetual Preferred Stock, Series 7 (Exhibits 3.8 and 4.7 are incorporated by reference to Registrant’s Current Report on Form 8-K dated September 24, 2007).

Exhibit Number	Exhibit

3.9 & 4.8	Certificate of Designations of Merrill Lynch establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to Merrill Lynch’s 9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock, Series 1, par value $1.00 per share and liquidation preference $100,000 per share.

99.1	Press release, dated January 15, 2008, issued by Merrill Lynch.